UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

                    Pursuant to Section 13 OR 15(d) of
                    The Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported) July 20, 2007

                           MOVIE GALLERY, INC.
         (Exact name of registrant as specified in its charter)

         Delaware                  0-24548             63-1120122
(State or Other Jurisdiction     (Commission         (IRS Employer
     of Incorporation)           File Number)       Identification No.)

             900 West Main Street
               Dothan, Alabama                            36301
   (Address of principal executive offices)             (Zip Code)

           Registrant's telephone number, including area code
                           (334) 677-2108
      -------------------------------------------------------------
      (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 20, 2007, Movie Gallery, Inc. (the "Company") entered into a Forbearance Agreement (the "Forbearance Agreement") with Goldman Sachs Credit Partners L.P., as a lender and as administrative agent, Wachovia Bank, National Association, as a lender and collateral agent and the lenders party thereto, relating to the First Lien Credit and Guaranty Agreement, dated as of March 8, 2007 by and among the Company and the guarantors party thereto, the agents and lenders party thereto (the "First Lien Credit Agreement"). The Forbearance Agreement provides that the administrative agent and the lenders party to the First Lien Credit Agreement will forbear from exercising their default-related rights and remedies as a result of the existing defaults under the First Lien Credit Agreement and as identified in the Forbearance Agreement (the "Existing Defaults") until the earlier to occur of (i) the occurrence of any default or event of default under the First Lien Credit Agreement or the Forbearance Agreement other than the Existing Defaults and (ii) August 14, 2007. The Company had previously notified the administrative agent on July 2, 2007 that certain events of default had occurred and are continuing under the First Lien Credit Agreement, including certain events of default arising out of the failure of the Company to maintain the required financial ratios and failure to give certain required notices to the administrative agent.

The Forbearance Agreement further provides for the amendment of the First Lien Credit Agreement to increase the interest rate margin applicable to revolving borrowings by 1.0% per year and the interest rate margin applicable to term loan borrowings and synthetic letter of credit obligations by 2.0% per year. The Forbearance Agreement further provides for additional information delivery requirements by the Company, increases the Applicable Loan to Value Ratio to 3.5 to 1.0 from 3.0 to 1.0, and modifies to make more restrictive the use and application of proceeds of certain assets sales.

A copy of the Forbearance Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. A copy of a press release issued by the Company announcing the execution of the Forbearance Agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

To take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, you are hereby cautioned that this current report on Form 8-K contains forward-looking statements, including descriptions of the Company's proposed strategic and restructuring alternatives and liquidity outlook, that are based upon the Company's current intent, estimates, expectations and projections and involve a number of risks and uncertainties. Various factors exist which may cause results to differ from these expectations. These risks and uncertainties include, but are not limited to, the risk factors that are discussed from time to time in the Company's SEC reports, including, but not limited to, the Company's annual report on Form 10-K for the fiscal year ended January 1, 2006 and subsequently filed quarterly reports on Form 10-Q. In addition to the potential effect of these ongoing factors, the Company's liquidity outlook is subject to change based upon the Company's operating performance, including as a result of changes in the availability of credit from the Company's suppliers, and there can be no assurance regarding the Company's ability to complete any restructuring or other transaction. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Forbearance Agreement, dated as of July 20, 2007 by and
among the Company, Goldman Sachs Credit Partners, L.P.,
Wachovia Bank, National Association and the lenders party thereto.

99.1  Press Release dated July 23, 2007.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MOVIE GALLERY, INC.
Date: July 20, 2007


/S/ Thomas D. Johnson, Jr.
---------------------------------
Thomas D. Johnson, Jr.
Executive Vice President - Chief
Financial Officer


INDEX TO EXHIBITS

10.1 Forbearance Agreement, dated as of July 20, 2007 by and among the Company, Goldman Sachs Credit Partners, L.P., Wachovia Bank,
National Association and the lenders party thereto.


99.1    Press Release dated July 23, 2007.